Exhibit 99.1

News Release

Waddell & Reed Financial, Inc. Announces March 31, 2018 Assets Under Management

Overland Park, KS, Apr. 11, 2018 — Waddell & Reed Financial, Inc. (NYSE: WDR) today reported preliminary assets under management of $80.2 billion for the month ended March 31, 2018, compared to $81.4 billion on February 28, 2018.

Assets Under Management
($ in Millions)

	Preliminary
	Month Ended March 31, 2018
	Retail	Institutional	Total

Beginning assets	$75,029	$6,401	$81,430
Net flows	(394)	156	(238)
Market action	(873)	(108)	(981)
Ending assets	$73,762	$6,449	$80,211

Cautionary Statement

The preliminary information included in this news release reflects management’s estimate based on currently available information.  Estimates are subject to change. Accordingly, you should not place undue reliance upon this preliminary information.

Contacts

Investor Contact:

Nicole Russell, VP, Investor Relations, (913) 236-1880, nrussell@waddell.com

Mutual Fund Investor Contact:

Call (888) WADDELL, or visit www.waddell.com or www.ivyfunds.com.

About the Company

Through its subsidiaries, Waddell & Reed Financial, Inc. has provided investment management and financial planning services to clients throughout the United States since 1937.  Today, we distribute our investment products through the unaffiliated distribution channel (encompassing broker/dealer, retirement, and registered investment advisors), our broker-dealer channel (through independent financial advisors), and our Institutional channel (including defined benefit plans, pension plans, endowments and subadvisory relationships).  For more information, visit ir.waddell.com.